         UNITED STATES BANKRUPTCY COURT
         SOUTHERN DISTRICT OF NEW YORK
         ------------------------------X

         In re                         :
                                            Chapter 11 Case No.
         THE LESLIE FAY COMPANIES,     :    93 B 41724 et seq. (TLB)
         INC., et al.,                      Jointly Administered
                                       :
                           Debtors.
                                       :

         ------------------------------X










              SUPPLEMENTAL DISCLOSURE STATEMENT FOR SECOND AMENDED
              AND RESTATED JOINT PLAN OF REORGANIZATION FOR DEBTORS
           PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE
                   PROPOSED BY DEBTORS AND CREDITORS' COMMITTEE












         WEIL, GOTSHAL & MANGES LLP           WACHTELL, LIPTON, ROSEN & KATZ
         Attorneys for Debtors and            Attorneys for the Official
           Debtors in Possession              Committee of Unsecured Creditors
         767 Fifth Avenue                      of The Leslie Fay Companies, Inc.
         New York, New York  10153            51 West 52nd Street
         (212) 310-8000                       New York, New York 10019
                                              (212) 403-1000

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




         A.   INTRODUCTION

                   The Leslie Fay Companies, Inc., Hue, Inc., Spitalnick Corp., Leslie Fay Licensing Corp., Leslie Fay Retail Outlets, Inc., Leslie Fay Factory Outlet (Alabama), Inc., Leslie Fay Factory Outlet (California), Inc., Leslie Fay Factory Outlet (Iowa), Inc. and Leslie Fay Factory Outlet (Tennessee), Inc. submit this Supplemental Disclosure Statement, dated February 3, 1997, in connection with the solicitation of acceptances for the Second Amended and Restated Joint Plan of Reorganization for Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated February 3, 1997 (the "Amended Plan"). A Modification of Amended Joint Plan of Reorganization for Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated February 3, 1997 (the "Modification"), a copy of which is annexed hereto as Exhibit "1", sets forth the modifications to the Amended Joint Plan of Reorganization for Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated December 5, 1996 (the "Plan"), a copy of which is annexed as Exhibit "A" to the Disclosure Statement that was mailed to all Creditors on or about December 13, 1996. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Amended Plan, the Modification or the Disclosure Statement. By order, dated February 4, 1997 (the "Supplemental Disclosure Order"), a copy of which is annexed hereto as Exhibit "2", the Supplemental Disclosure Statement was approved by the Bankruptcy Court in accordance with section 1125 of the Bankruptcy Code.

                   This Supplemental Disclosure Statement is intended to (i) advise all Creditors of the substance and purpose of the amendments to the Plan and (ii) to inform all Creditors in Class 3 (Bank Claims), Class 4 (Senior Note Claims), Class 5 (Senior Subordinated Note Claims) and Class 6 (General Unsecured Claims) who voted either to accept or reject the Plan of their opportunity to change such votes or, if such Creditors did not previously vote on the Plan, to inform them of their opportunity to vote to accept or reject the Amended Plan. THIS SUPPLEMENTAL DISCLOSURE STATEMENT SHOULD BE READ IN ITS ENTIRETY AND IN CONJUNCTION WITH THE MODIFICATION, THE PLAN AND THE DISCLOSURE STATEMENT PREVIOUSLY MAILED TO YOU.

                   The statements contained in this Supplemental Disclosure Statement are made as of the date hereof unless otherwise specified herein, and the delivery of this Supplemental Disclosure Statement does not imply that there has been no change in the information set forth herein since such date. This Supplemental Disclosure Statement has been prepared by the Debtors in consultation with the Creditors' Committee. Except to the extent described herein, the information set forth in the Disclosure Statement remains accurate as of the date of the Disclosure Statement, including the financial projections, valuations and liquidation analysis.(1) HOLDERS OF CLAIMS ENTITLED TO VOTE (CLASS 3 (BANK CLAIMS), CLASS 4 (SENIOR NOTE CLAIMS), CLASS 5 (SENIOR SUBORDINATED NOTE CLAIMS) AND CLASS 6 (GENERAL UNSECURED CLAIMS)) SHOULD READ THIS SUPPLEMENTAL DISCLOSURE STATEMENT CAREFULLY, IN ITS ENTIRETY AND, WHERE POSSIBLE, CONSULT WITH COUNSEL, PRIOR TO CHANGING ANY VOTE PREVIOUSLY CAST IN RESPECT OF THE PLAN OR VOTING ON THE AMENDED PLAN FOR THE FIRST TIME.

         B.   DESCRIPTION OF AMENDMENTS TO THE PLAN

                   Shortly after the Debtors and the Creditors' Committee commenced solicitation of acceptances of the Plan, The First National Bank of Boston ("FNBB"), New Sassco's proposed agent for the New Sassco Credit Agreement, indicated that its proposed commitment to provide the New Sassco Credit Agreement would be conditioned upon, among other things, a requirement that New Sassco have greater liquidity than contemplated by the projections included in the Disclosure Statement. In the course of negotiating with FNBB and The CIT Group, Reorganized Leslie Fay's post-Effective Date lender, the Debtors

         -------------------

         1. Please note, however, that on the Interest Costs (net) table for New Sassco set forth on page 75 of the Disclosure Statement, "Senior Subordinated" should read "Senior Notes." In addition, Section V.H.1. and V.H.2. (page 52) should be clarified. Under the Reorganized Leslie Fay Certificate of Incorporation, Reorganized Leslie Fay will be authorized to issue in excess of Three Million Four Hundred Thousand (3,400,000) shares of Reorganized Leslie Fay Common Stock. Likewise, under the New Sassco Certificate of Incorporation, New Sassco will be authorized to issue in excess of Six Million Eight Hundred Thousand (6,800,000) shares of New Sassco Common Stock. Under the terms of the Amended Plan, Three Million Four Hundred Thousand (3,400,000) shares of Reorganized Leslie Fay Common Stock and Six Million Eight Hundred Thousand (6,800,000) shares of New Sassco Common Stock will be issued by Reorganized Leslie Fay and New Sassco, respectively, on and as of the Effective Date.

         and the Creditors' Committee proposed to defer a portion of the contribution of Eight Million Dollars ($8,000,000) in Cash on the Effective Date to Reorganized Leslie Fay in order to provide New Sassco with such additional liquidity required by FNBB. The Debtors and the Creditors' Committee have determined to amend the plan as described below while they complete the negotiations of the New Sassco Credit Agreement.

                   o On the Effective Date, Reorganized Leslie Fay will sell the Special Sassco Assets to New Sassco for Eight Million Dollars ($8,000,000), plus an additional sum of Cash equal to the Consummation Cash Shortfall currently estimated at approximately Twenty-Five Million Dollars ($25,000,000) as set forth in the Plan. Originally, these amounts were to be funded by a combination of Cash on hand plus borrowings by New Sassco. The Plan is being modified to provide that Eight Million Dollars ($8,000,000) of this Cash will be replaced by New Sassco's issuance of two unsecured, short-term promissory notes (the "New Sassco Intercompany Notes"), one payable to the Plan Administrator (solely as agent for the Deferred Professionals (as defined below)) and one payable to Reorganized Leslie Fay, each in the amount of Four Million Dollars ($4,000,000). As a consequence, Reorganized Leslie Fay will transfer to Reorganized Leslie Fay Operating Company Four Million Dollars ($4,000,000) in Cash (instead of Eight Million Dollars ($8,000,000) in Cash) and all of its right, title and interest in and to the New Sassco Intercompany Note for Four Million Dollars ($4,000,000). See Modification at Paragraphs 1, 2, 10; Plan at Section 1.40, 3.2(a), 3.2(g); Disclosure Statement at V.G.1.

                   o With respect to the Administrative Expense Claims (the "Professional Claims") held by professionals (the "Deferred Professionals") retained by the Debtors, the Creditors' Committee and the Equity Committee, the Debtors shall pay in Cash to the Deferred Professionals (pro rata based upon their respective Allowed Professional Claims) only the aggregate amount of unpaid Allowed Professional Claims as of the later of the Effective Date or the date on which such claims become Allowed Claims (estimated at $8.9 million), minus Four Million Dollars ($4,000,000). The Four Million Dollars ($4,000,000) unpaid balance (the "Unpaid Balance") of the Allowed Professional Claims shall be deferred and payable (pro rata based upon the respective Allowed Professional Claims held by the Deferred Professionals) by the Plan Administrator from proceeds of the New Sassco Intercompany Note issued to the Plan Administrator for the benefit of the Deferred Professionals. None of the Debtors, Reorganized Leslie Fay, Reorganized Leslie Fay Operating Company, Reorganized Leslie Fay Licensing Company or New Castleberry shall have any liability whatsoever on account of the Unpaid Balance, including without limitation, any liability for the failure by New Sassco to make payment in full under the New Sassco Intercompany Note. See Modification at Paragraphs 2, 11; Plan at Section 6.1; Disclosure Statement at V.D.1.

                   o The interest and principal amounts of each of the New Sassco Intercompany Notes, which will bear interest at the prevailing market rate, shall be due and payable on April 30, 1997. The form of the New Sassco Intercompany Notes will be set forth in the Plan Supplement. See Modification at Paragraph 4.

                   o The New Sassco Credit Agreement will require that, during certain months, New Sassco maintain a borrowing base of collateral in excess of outstanding loans (including letters of credit) of either Five Million Dollars ($5,000,000) or Ten Million Dollars ($10,000,000), depending upon the month in which the measurement occurs.

                   o Interest shall be payable on the New Sassco Notes in Cash semiannually in arrears, commencing with the first such interest payment on September 30, 1997. See
         Modification at Paragraph 6.

                   This Supplemental Disclosure Statement summarizes the terms of the Amended Plan, which summary is qualified in its entirety by reference to the full text of the Amended Plan, and if any inconsistency exists between the terms and provisions of the Amended Plan and this Supplemental Disclosure Statement, the terms and provisions of the Amended Plan are controlling. If you wish a copy of the Amended Plan, please call Mr. John Caliolo, c/o The Leslie Fay Companies, Inc., at (212) 221-4276.

                   The Proponents believe that prompt confirmation and implementation of the Amended Plan is in the best interests of the Debtors, all Creditors and Equity Interest holders and the Debtors' chapter 11 estates. Moreover, the Proponents believe that, upon consummation of the Amended Plan, Reorganized Leslie Fay and New Sassco, taken together, will be able to provide a substantial long-term return on Creditors' Claims.

         C.   RE-SOLICITATION OF VOTES

                   Accompanying this Supplemental Disclosure Statement is a ballot for either (i) changing your vote(s) on the Plan or (ii) casting your vote(s) on the Amended Plan if you did not previously vote on the Plan and a pre-addressed envelope for the return of the ballot. AS DISCUSSED FULLY IN THE DISCLOSURE STATEMENT, BALLOTS FOR ACCEPTANCE OR REJECTION OF THE PLAN ARE BEING PROVIDED ONLY TO HOLDERS OF CLAIMS IN CLASS 3 (BANK CLAIMS), CLASS 4 (SENIOR NOTE CLAIMS), CLASS 5 (SENIOR SUBORDINATED NOTE CLAIMS) AND CLASS 6 (GENERAL UNSECURED CLAIMS), BECAUSE THEY ARE THE ONLY HOLDERS OF CLAIMS THAT MAY VOTE TO ACCEPT OR REJECT THE PLAN.

                   ONLY THOSE CREDITORS IN CLASS 3 (BANK CLAIMS), CLASS 4 (SENIOR NOTE CLAIMS), CLASS 5 (SENIOR SUBORDINATED NOTE CLAIMS) OR CLASS 6 (GENERAL UNSECURED CLAIMS) WHO WISH TO CHANGE THEIR PRIOR VOTES ON THE PLAN OR WHO WISH TO VOTE FOR THE FIRST TIME, NEED TO VOTE USING THE ENCLOSED BALLOT. PURSUANT TO THE SUPPLEMENTAL DISCLOSURE ORDER, ALL VOTES CAST TO EITHER ACCEPT OR REJECT THE ORIGINAL PLAN WILL BE DEEMED TO BE VOTES CAST TO EITHER ACCEPT OR REJECT THE AMENDED PLAN, UNLESS A NEW BALLOT CHANGING THE VOTE IS TIMELY RETURNED TO THE LESLIE FAY COMPANIES, INC. IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH BELOW AND ON THE BALLOTS. A TIMELY RECEIVED NEW BALLOT WILL SUPERSEDE ANY PREVIOUSLY RECEIVED BALLOTS. After carefully reviewing this Supplemental Disclosure Statement, if you decide to change your previously cast vote in respect of the Plan or to vote for the first time in respect of the Amended Plan, please indicate your vote and, where relevant, your election of distribution, on the enclosed Ballot and return it in the envelope provided. Voting procedures and requirements are explained in greater detail on the Ballot and the instructions of the reverse side of the Ballot. IF YOU DECIDE TO CHANGE YOUR VOTE OR VOTE FOR THE FIRST TIME, PLEASE RETURN YOUR BALLOT TO:

         BY MAIL:            LESLIE FAY PLAN BALLOTS
                             POST OFFICE BOX 1436
                             NEW YORK, NEW YORK  10018-1436
                             ATTN:  JOHN J. CALIOLO

         BY HAND DELIVERY:   LESLIE FAY PLAN BALLOTS
                             1412 BROADWAY, 2ND FLOOR
                             NEW YORK, NEW YORK 10018-5281


         IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY 5:00 P.M. (EASTERN STANDARD TIME) ON FEBRUARY 14, 1997. ANY EXECUTED BALLOTS WHICH ARE TIMELY RECEIVED BUT WHICH DO NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE AMENDED PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE AMENDED PLAN. IF YOU MUST RETURN YOUR BALLOT TO YOUR BANK OR BROKER, OR THE AGENT OF EITHER, YOU MUST RETURN YOUR BALLOT TO THEM IN SUFFICIENT TIME FOR THEM TO PROCESS IT AND RETURN IT TO LESLIE FAY PLAN BALLOTS BY THE VOTING DEADLINE. IF YOU ARE THE HOLDER OF A CLAIM IN CLASS 3 (BANK CLAIMS), CLASS 4 (SENIOR NOTE CLAIMS), CLASS 5 (SENIOR SUBORDINATED NOTE CLAIMS) OR CLASS 6 (GENERAL UNSECURED CLAIMS) AND HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES, OR DID NOT RECEIVE A BALLOT, RECEIVED A DAMAGED OR ILLEGIBLE BALLOT, OR LOST YOUR BALLOT; OR IF YOU ARE A PARTY IN INTEREST AND HAVE ANY QUESTIONS CONCERNING THE SUPPLEMENTAL DISCLOSURE STATEMENT, THE AMENDED PLAN OR THE VOTING PROCEDURES IN RESPECT THEREOF, PLEASE CONTACT MR. JOHN J. CALIOLO, C/O THE LESLIE FAY COMPANIES, INC., AT (212) 221-4276.

                   Additional copies of this Supplemental Disclosure Statement are available upon written request to:

                        Mr. John J. Caliolo
                        The Leslie Fay Companies, Inc.
                        1412 Broadway, 2nd Floor
                        New York, New York  10018-5281

                   APPROVAL OF THIS SUPPLEMENTAL DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN. No solicitation of votes may be made except pursuant to the Supplemental Disclosure Statement, the Disclosure Statement and section 1125 of the Bankruptcy Code. In the event any Creditor wishes to change its vote or vote for the first time on the Amended Plan, such Creditor should not rely on any information relating to the Debtors and their businesses, other than that contained in this Supplemental Disclosure Statement, the Disclosure Statement, the Amended Plan and all exhibits thereto, and the Modification.

         D.   CONFIRMATION HEARING

                   Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of a plan. By order of the Bankruptcy Court, the Confirmation Hearing has been scheduled for February 19, 1997, at 2:00 p.m., Eastern Standard Time, in Room 723 of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement made at the Confirmation Hearing or any adjournment thereof.

                   Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to confirmation of the Amended Plan must be in writing, conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, set forth the name of the objectant, the nature and amount of Claims or Equity Interests held or asserted by the objectant against each of the Debtors' estates or property, the basis for the objection and the specific grounds therefor, and be filed with the Bankruptcy Court, with two (2) copies delivered directly to chambers, together with proof of service thereof, and served upon (i) Weil, Gotshal & Manges LLP, Attorneys for the Debtors, 767 Fifth Avenue, New York, New York 10153, Attention: Alan B. Miller, Esq.; (ii) Wachtell, Lipton, Rosen & Katz, Attorneys for the Official Committee of Unsecured Creditors, 51 West 52nd Street, New York, New York 10019, Attention:
         Chaim J. Fortgang, Esq.; (iii) Bingham, Dana & Gould, Attorneys for the Debtors' Post-Petition Date Lenders, 150 Federal Street, Boston, Massachusetts 02110, Attention: Robert A.J. Barry, Jr., Esq.; and (iv) The United States Trustee for the Southern District of New York, 80 Broad Street, New York, New York 10004, Attention: Diana Adams, Esq., so as to be received no later than 5:00 P.M., Eastern Standard Time, on February 13, 1997. Any party who filed an objection to the Plan shall not be required to file an objection to the Amended Plan if the grounds for objection are the same.

                   Objections to confirmation of the Plan are governed by Federal Rule of Bankruptcy Procedure 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

                                   CONCLUSION

                   The Debtors believe that the Amended Plan is in the best interests of all Creditors and Equity Interest Holders and urge the holders of impaired Claims in Classes 3, 4, 5 and 6, to the extent such holders have not previously voted in support of the Plan, to vote to accept the Amended Plan and to evidence such acceptance by returning their ballots so that they will be actually received on or before 5:00 p.m., Eastern Standard Time, on February 14, 1997.

         Dated: New York, New York
                February 3, 1997


                                       Respectfully submitted,

                                       THE LESLIE FAY COMPANIES, INC.


                                       By:  /s/ John J. Pomerantz
                                            --------------------------
                                            Name:   John J. Pomerantz
                                            Title:  Chairman


                                       LESLIE FAY LICENSING CORP.


                                       By:  /s/ John J. Pomerantz
                                            --------------------------
                                            Name:   John J. Pomerantz
                                            Title:  Chairman


                                       HUE, INC.


                                       By:  /s/ John J. Pomerantz
                                            --------------------------
                                            Name:   John J. Pomerantz
                                            Title:  Chairman


                                       SPITALNICK CORP.


                                       By:  /s/ John J. Pomerantz
                                            --------------------------
                                            Name:   John J. Pomerantz
                                            Title:  Chairman


                                       LESLIE FAY RETAIL OUTLETS, INC.


                                       By:  /s/ John J. Pomerantz
                                            --------------------------
                                            Name:   John J. Pomerantz
                                            Title:   Chairman

                                       LESLIE FAY FACTORY OUTLET
                                        (ALABAMA), INC.


                                       By:  /s/ John J. Pomerantz
                                            --------------------------
                                            Name:   John J. Pomerantz
                                            Title:  Chairman


                                       LESLIE FAY FACTORY OUTLET
                                        (CALIFORNIA), INC.


                                       By:  /s/ John J. Pomerantz
                                            --------------------------
                                            Name:   John J. Pomerantz
                                            Title:  Chairman


                                       LESLIE FAY FACTORY OUTLET
                                        (IOWA), INC.


                                       By:  /s/ John J. Pomerantz
                                            --------------------------
                                            Name:   John J. Pomerantz
                                            Title:  Chairman


                                       LESLIE FAY FACTORY OUTLET
                                        (TENNESSEE), INC.


                                       By:  /s/ John J. Pomerantz
                                            --------------------------
                                            Name:   John J. Pomerantz
                                            Title:  Chairman



           /s/ Alan B. Miller               /s/ Chaim J. Fortgang
         ---------------------------      -----------------------------------
         ALAN B. MILLER (AM 2817)         CHAIM J. FORTGANG (CF 0895)
         A Member of the Firm             A Member of the Firm
         WEIL, GOTSHAL & MANGES LLP       WACHTELL, LIPTON, ROSEN & KATZ
         Attorneys for Debtors and        Attorneys for the Official
           Debtors in Possession            Committee of Unsecured Creditors
         767 Fifth Avenue                   of The Leslie Fay Companies, Inc.
         New York, New York  10153        51 West 52nd Street
         (212) 310-8000                   New York, New York  10019
                                          (212) 403-1000

                                   EXHIBIT 1
                      TO SUPPLEMENTAL DISCLOSURE STATEMENT

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

         UNITED STATES BANKRUPTCY COURT
         SOUTHERN DISTRICT OF NEW YORK
         ----------------------------------X

         In re                             :
                                                 Chapter 11 Case No.
         THE LESLIE FAY COMPANIES, INC.,   :     93 B 41724 et seq. (TLB)
         et al.,                                 (Jointly Administered)
                                           :
              Debtors.
         ----------------------------------X








             MODIFICATION OF AMENDED JOINT PLAN OF REORGANIZATION FOR
                DEBTORS PURSUANT TO CHAPTER 11 OF THE UNITED STATES
            BANKRUPTCY CODE PROPOSED BY DEBTORS AND CREDITORS' COMMITTEE







         WEIL, GOTSHAL & MANGES LLP          WACHTELL, LIPTON, ROSEN & KATZ
         Attorneys for Debtors               Attorneys for the Official
           in Possession                       Committee of Unsecured Creditors
         767 Fifth Avenue                      of The Leslie Fay Companies, Inc.
         New York, New York  10153           51 West 52nd Street
         (212) 310-8000                      New York, New York  10019
                                             (212) 403-1000

                         [THIS PAGE INTENTIONALLY LEFT BLANK]

                   The Leslie Fay Companies, Inc., Hue, Inc., Spitalnick Corp., Leslie Fay Licensing Corp., Leslie Fay Retail Outlets, Inc., Leslie Fay Factory Outlet (Alabama), Inc., Leslie Fay Factory Outlet (California), Inc., Leslie Fay Factory Outlet
         (Iowa), Inc., Leslie Fay Factory Outlet (Tennessee), Inc. and The Official Committee of Unsecured Creditors of The Leslie Fay Companies, Inc. hereby modify and amend the Amended Joint Plan of Reorganization for Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code Proposed by Debtors and
         Creditors' Committee, dated December 5, 1996 (the "Plan"),(1) as follows:

                   1. Section 1.40 of the Plan, entitled "Consummation Cash Shortfall Amount", shall be amended (a) by deleting "Twenty-Two Million Dollars ($22,000,000)" in the first and second lines of the printed version of the Plan and substituting in its entirety "Twenty-Five Million Dollars ($25,000,000)" and (b) in the seventh line of the printed version of the Plan, by adding thereto after the words "Effective Date", the following: "(subject to the second proviso in Section 6.1 hereof)."

                   2.   A new Section 1.47 entitled "Deferred
         Professionals", shall be added to the Plan, which shall read as follows:

                   "Deferred Professionals.  As defined in Section 6.1
              hereof."

                   3. Sections 1.47 through 1.94 of the Plan shall be renumbered, consecutively, Sections 1.48 through 1.95 of the Plan.

                   4.   Section 1.83 of the Plan, entitled "New
         Castleberry," shall be amended by adding thereto after the words "Effective Date", the following:

              ", unless otherwise sold beforehand."

                   5.   A new Section 1.96 entitled "New Sassco
         Intercompany Note", shall be added to the Plan, which shall read as follows:

                   "New Sassco Intercompany Note.  Collectively, the
              unsecured promissory note issued by New Sassco on the Effective Date in favor of the Plan Administrator (solely as agent for the Deferred Professionals), and the unsecured promissory note issued by New Sassco on the Effective Date in favor of Reorganized Leslie Fay, each in the original principal amount of Four Million Dollars ($4,000,000), bearing interest at the prevailing market rate, which interest and principal amounts shall be due and payable on April 30, 1997. The New Sassco Intercompany Note shall be substantially in the form set forth in the Plan Supplement."

                   6. Sections 1.95 through 1.189 of the Plan shall be renumbered, consecutively, Sections 1.97 through 1.191 of the Plan.

                   7. Section 1.98 of the Plan, entitled "New Sassco Notes", shall be amended by adding thereto, after the words "Plan Supplement", the following:

              "Interest shall be payable on such Notes semiannually in arrears in Cash; provided, however, that the first such interest payment shall be due and payable on September 30, 1997."


         __________________
         1. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings ascribed to them in the Plan.

                   8.   The first two lines of the printed version of
         Section 1.108 of the Plan, entitled "Plan", shall be amended and restated in its entirety to read as follows:

              "This Second Amended and Restated Joint Plan of
              Reorganization for Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code Proposed by Debtors and Creditors' Committee, ***".

                   9.   The seventh line of the printed version of
         Section 1.112 of the Plan, entitled "Plan Supplement", shall be amended by adding thereto, after the words "New Sassco
         Indenture," the following:

                   ",New Sassco Intercompany Note,"

                   10. Section 3.2(a) of the Plan, entitled "Effective Date Transactions", should be amended and restated in its entirety to read as follows:

                   "(a) Reorganized Leslie Fay will sell, without
              recourse, the Special Sassco Assets to New Sassco (or a Subsidiary thereof) for (i) an amount of Cash equal to the sum of the Consummation Cash Shortfall Amount plus Four Million Dollars ($4,000,000) and (ii) the issuance by New Sassco to the Plan Administrator (solely as agent for the Deferred Professionals) and Reorganized Leslie Fay of the two New Sassco Intercompany Notes, each in the principal amount of Four Million Dollars ($4,000,000);"

                   11. Section 3.2(g) of the Plan, entitled "Effective Date Transactions", shall be amended by deleting "Eight Million Dollars ($8,000,000)" in the fifth line of the printed version of the Plan and substituting in its entirety "Four Million Dollars ($4,000,000)" and by adding thereto after the words "in Cash", the following:

              ", all of its right, title and interest in and to the New Sassco Intercompany Note issued to it"

                   12. Section 6.1 of the Plan entitled "Administrative Expense Claims", shall be amended by adding thereto, at the end of the printed version of the Plan, after the words "relating thereto", the following:

              "; provided, further, that with respect to Administrative Expense Claims (collectively, "Professional Claims") held by professionals (the "Deferred Professionals") retained by the Debtors, the Creditors' Committee and the Equity Committee, (i) the Debtors shall pay in Cash to the Deferred Professionals (pro rata based upon the respective Allowed Professional Claims held by them) only the aggregate amount of (a) unpaid Allowed Professional Claims as of the later of the Effective Date or the date upon which such Professional Claims become Allowed Administrative Expense Claims minus (b) Four Million Dollars ($4,000,000), (ii) the unpaid balance (the "Unpaid Balance") of the Professional Claims shall be deferred by the Deferred Professionals and payable (pro rata based upon the respective Allowed Professional Claims held by them) by the Plan Administrator from proceeds received on or in respect of the New Sassco Intercompany Note issued to it and (iii) none of the Debtors, Reorganized Leslie Fay, Reorganized Leslie Fay Operating Company, Reorganized Leslie Fay Licensing Company or New Castleberry shall have any liability whatsoever on account of the Unpaid Balance, including without limitation any liability based upon the failure by New Sassco to make payment in full in respect of the New Sassco Intercompany Note issued to the Plan Administrator."

                   13.  Section 36.1 entitled "Establishment of
         Disbursement Account", shall be amended by deleting "Eight Million Dollars ($8,000,000)" in the fifth and sixth lines of the printed version of the Plan and substituting in its entirety "Four Million Dollars ($4,000,000)"

                   14. Except as expressly set forth herein, the provisions of the Plan shall remain in full force and effect in the form filed with the Court on December 6, 1996.


         Dated:    New York, New York
                   February 3, 1997


                                            Respectfully submitted,

                                            THE LESLIE FAY COMPANIES, INC.


                                            By:  /s/ John J. Pomerantz
                                                 -----------------------------
                                                 Name:   John J. Pomerantz
                                                 Title:  Chairman


                                            LESLIE FAY LICENSING CORP.


                                            By:  /s/ John J. Pomerantz
                                                 -----------------------------
                                                 Name:   John J. Pomerantz
                                                 Title:  Chairman


                                            HUE, INC.


                                            By:  /s/ John J. Pomerantz
                                                 -----------------------------
                                                 Name:   John J. Pomerantz
                                                 Title:  Chairman


                                            SPITALNICK CORP.


                                            By:  /s/ John J. Pomerantz
                                                 -----------------------------
                                                 Name:   John J. Pomerantz
                                                 Title:  Chairman


                                            LESLIE FAY RETAIL OUTLETS, INC.


                                            By:  /s/ John J. Pomerantz
                                                 -----------------------------
                                                 Name:   John J. Pomerantz
                                                 Title:  Chairman

                                            LESLIE FAY FACTORY OUTLET
                                            (ALABAMA), INC.


                                            By:  /s/ John J. Pomerantz
                                                 -----------------------------
                                                 Name:   John J. Pomerantz
                                                 Title:  Chairman


                                            LESLIE FAY FACTORY OUTLET
                                             (CALIFORNIA), INC.


                                                 -----------------------------
                                            By:  /s/ John J. Pomerantz
                                                 Name:   John J. Pomerantz
                                                 Title:  Chairman


                                            LESLIE FAY FACTORY OUTLET
                                             (IOWA), INC.


                                            By:  /s/ John J. Pomerantz
                                                 -----------------------------
                                                 Name:   John J. Pomerantz
                                                 Title:  Chairman


                                            LESLIE FAY FACTORY OUTLET
                                             (TENNESSEE), INC.


                                            By:  /s/ John J. Pomerantz
                                                 -----------------------------
                                                 Name:   John J. Pomerantz
                                                 Title:  Chairman



           /s/ Alan B. Miller                 /s/ Chaim J. Fortgang
         --------------------------         ------------------------------
         ALAN B. MILLER (AM 2817)           CHAIM J. FORTGANG (CF 0895)
         A Member of the Firm               A Member of the Firm
         WEIL, GOTSHAL & MANGES LLP         WACHTELL, LIPTON, ROSEN & KATZ
         Attorneys for Debtors and          Attorneys for the Official
           Debtors in Possession              Committee of Unsecured Creditors
         767 Fifth Avenue                     of The Leslie Fay Companies, Inc.
         New York, New York  10153          51 West 52nd Street
         (212) 310-8000                     New York, New York  10019
                                            (212) 403-1000

                                   EXHIBIT 2
                      TO SUPPLEMENTAL DISCLOSURE STATEMENT

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

         UNITED STATES BANKRUPTCY COURT
         SOUTHERN DISTRICT OF NEW YORK
         --------------------------------X

         In re                           :
                                              Chapter 11 Case No.
         THE LESLIE FAY COMPANIES,       :    93 B 41724 et seq. (TLB)
         INC., et al.,                        Jointly Administered
                                         :
                           Debtors.
                                         :

         --------------------------------X


             ORDER (A) APPROVING SUPPLEMENTAL DISCLOSURE STATEMENT, (B)
               ESTABLISHING PROCEDURES FOR SOLICITATION AND TABULATION
              OF VOTES TO ACCEPT OR REJECT SECOND AMENDED AND RESTATED
              JOINT PLAN OF REORGANIZATION AND (C) APPROVING NOTICE AND
               PUBLICATION PROCEDURES FOR CONFIRMATION OF THE PLAN OF
                                REORGANIZATION


                   Upon the motion, dated February 3, 1997 (the "Motion")1 of The Leslie Fay Companies, Inc. ("Leslie Fay"), Spitalnick Corp., Hue, Inc., Leslie Fay Licensing Corp., Leslie Fay Retail Outlets, Inc., Leslie Fay Factory Outlet (Alabama), Inc., Leslie Fay Factory Outlet (California), Inc., Leslie Fay Factory Outlet (Iowa), Inc., and Leslie Fay Factory Outlet (Tennessee), Inc., as debtors and debtors in possession (collectively, the "Debtors"), for an order approving (A) the adequacy of the information contained in that certain Supplemental Disclosure Statement for Second Amended and Restated Joint Plan of Reorganization for Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated February 3, 1997 (the "Supplemental Disclosure Statement"), a copy of which is annexed hereto as Exhibit "A"; (B) establishing procedures for solicitation and tabulation of votes to accept or reject the Amended Plan; and (C) approving notice and publication procedures for confirmation of the Amended Plan; and the Debtors and the Creditors' Committee having filed the Plan Modification, dated February 3, 1997, a copy of which is annexed hereto as Exhibit "B"; and it appearing that Creditors in Class 3 (Bank Claims), Class 4 (Senior Note Claims), Class 5 (Senior Subordinated Note claims) or Class 6 (General Unsecured Claims) who voted on the Amended Plan should be given an opportunity to change such votes or, if such Creditors did not previously vote on the Amended Plan, should be given the opportunity to vote to accept or reject the Second Amended Plan; and after due deliberation and sufficient cause appearing therefor, it is

                   ORDERED that the Motion be, and it hereby is, granted in all respects; and it is further

                   ORDERED that, in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017(b), the Supplemental Disclosure Statement (and all exhibits and schedules thereto), as the same may be amended and modified from time to time to incorporate any modifications that the Debtors and the Creditors' Committee determine to be appropriate and which do not materially change the Supplemental Disclosure Statement or materially affect any rights of a party in interest, be, and it hereby is, approved as containing "adequate information" within the meaning of section 1125(a) of the Bankruptcy Code; and it is further
         --------------
         1. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Motion.

                   ORDERED that an adjourned hearing to consider confirmation of the Second Amended Plan (the "Confirmation Hearing") shall be held before the Honorable Tina L. Brozman, United States Bankruptcy Judge, in Room 723 of the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York on February 19, 1997, at 2:00 p.m., or as soon thereafter as counsel may be heard; and it is further

                   ORDERED that the Confirmation Hearing may be adjourned from time to time by the Court without prior notice to holders of claims, holders of equity interests or parties in interest other than the announcement of the adjourned hearing date at the Confirmation Hearing; and it is further

                   ORDERED that the forms of ballot for re-solicitation of acceptance or rejection the Second Amended Plan (collectively, the "New Ballots," and individually, a "New Ballot") and balloting instructions, substantially in the form annexed hereto as Exhibit "C", be, and each of them hereby is, approved in all respects pursuant to Bankruptcy Rule 3018(c) as conforming with Official Form No. 14; and it is further

                   ORDERED that, pursuant to section 1127(d) of the Bankruptcy Code, all votes cast to either accept or reject the Amended Plan will be deemed to be votes cast to either accept or reject the Second Amended Plan, including an election by holders of Class 6 (General Unsecured Claims) to be treated as holders of Class 7 (Convenience Claims) unless a New Ballot changing the vote with respect to the Amended Plan is timely returned to the Balloting Agent; and it further

                   ORDERED that, in order to be counted as a vote to accept or reject the Second Amended Plan, a New Ballot must be properly executed, completed and delivered to the Balloting Agent by (i) mail at Leslie Fay Plan Ballots, P.O. Box 1436, New York, New York 10018-1436, Attn:
         John J. Caliolo, or (ii) overnight courier or personal delivery at Leslie Fay Plan Ballots, 1412 Broadway, New York, New York 10018-5281,
         Attn: John J. Caliolo, so that it is actually received by the Balloting Agent no later than 5:00 p.m., Eastern Standard Time, on February 14, 1997 (the "Voting Deadline"); and it is further

                   ORDERED that (i) any executed New Ballot which does not indicate an acceptance or rejection of the Second Amended Plan shall be counted as an acceptance of the Second Amended Plan, (ii) notwithstanding the provisions of Bankruptcy Rule 3018(a), in the event that a holder of a Claim casts more than one New Ballot prior to the Voting Deadline with respect to a single Claim, the last New Ballot received by the Balloting Agent prior to the Voting Deadline shall supersede any prior New Ballots, (iii) any New Ballot that partially rejects and partially accepts the Second Amended Plan will not be counted, and (iv) any vote indicated on a New Ballot on which the convenience claim election is made will not be counted for purposes of accepting or rejecting the Second Amended Plan; and it is further

                   ORDERED that objections, if any, to confirmation of the Second Amended Plan must be in writing, state the name and address of the objecting party and the nature of the claim or interest of such party, state with particularity the basis and nature of each objection or proposed modification to the Second Amended Plan and be filed, together with proof of service, with the Court (with two (2) copies delivered to Chambers) and served upon (a) Weil, Gotshal & Manges LLP, Attorneys for the Debtors, 767 Fifth Avenue, New York, New York 10153,
         Attn: Alan B. Miller, Esq., (b) Wachtell, Lipton, Rosen & Katz, Attorneys for Creditors' Committee, 51 West 52nd Street, New York, New York 10019, Attn: Chaim J. Fortgang, Esq., (c) Bingham, Dana & Gould, Attorneys for the DIP Lenders, 150 Federal Street, Boston, Massachusetts 02110-1726, Attn: Robert A.J. Barry, Jr., Esq. and (d) the Office of the United States Trustee, 80 Broad Street, 3rd Floor, New York, New York 10004, Attn: Diana Adams, Esq., so as to be received no later than 5:00 p.m., Eastern Standard Time, on February 13, 1997 (the "Objection Deadline"); and it is further

                   ORDERED that any objections, responses or comments to confirmation of the Second Amended Plan that are not timely filed and served as set forth in the foregoing decretal paragraph shall be deemed waived; and it is further

                   ORDERED that the Debtors be, and they hereby are, authorized to mail, or cause to be mailed, by first-class mail, no later than February 5, 1997, the Supplemental Disclosure Statement, together with all exhibits thereto, including the Plan Modification, which have been filed with the Court prior to the date of the mailing of same, to the following persons or entities, unless such person or entity shall receive a Re-Solicitation Package (as defined below), as hereinafter defined, pursuant to this
         Order: (i) all persons or entities that have filed proofs of claim on or before the Record Date, other than any person or entity that has filed with the Court a notice (or notices) of transfer of claim under Bankruptcy Rule 3001(e) on or before the Record Date reflecting the transfer of all of such holder's Claims; (ii) all persons or entities listed in the Schedules as Creditors and all amendments thereto through the Record Date, other than any person or entity that has filed with the Court a notice (or notices) of transfer of claim under Bankruptcy Rule 3001(e) on or before the Record Date reflecting the transfer of all of such holder's Claims; (iii) all other known holders of Claims against the Debtors, if any, as of the Record Date; (iv) all persons or entities that have acquired a Claim pursuant to a notice of the transfer of a claim under Bankruptcy Rule 3001(e) filed with the Court on or before the Record Date; (v) all parties in interest that have filed a notice pursuant to Bankruptcy Rule 2002 in the Debtors' chapter 11 cases on or before the Record Date; (vi) the Office of the United States Trustee; (vii) the Securities and Exchange Commission; (viii) the District Director of the Internal Revenue Service for the Southern District of New York; and (ix) any other party as may be entitled to notice in accordance with Bankruptcy Rule 2002; and it is further

                   ORDERED that the Debtors be, and they hereby are, not required to mail the Supplemental Disclosure Statement to any known Equity Interest holders of the Debtors as of the Record Date; and it is further

                   ORDERED that the Debtors be, and they hereby are, authorized to mail, or cause to be mailed, by first-class mail, no later than February 5, 1997, to the holders of record on the Record Date of all Claims that are entitled to vote to accept or reject the Second Amended Plan, (a) the Supplemental Disclosure Statement and all exhibits and attachments thereto, including, without limitation, the Plan Modification and (b) an appropriate form of New Ballot and a New Ballot return envelope (collectively, the "Re-Solicitation Package"); provided, however, that Re-Solicitation Packages for (i) holders of Claims against, or interests in, any Debtor placed within a class under the Second Amended Plan that is deemed to accept or reject the Plan under sections 1126(f) or 1126(g) of the Bankruptcy Code, and (ii) holders of Claims that have been objected to by the Debtors, shall not include a New Ballot and a New Ballot return envelope; and it is further

                   ORDERED that the Debtors be, and they hereby are, directed to cause a notice substantially in the form annexed hereto as Exhibit "D", as amended, to be published no less than eight (8) days prior to the date of the Confirmation Hearing in Women's Wear Daily and The Wall Street Journal (National Edition); and it is further

                   ORDERED that the provision for notice in accordance with the procedures set forth in this Order shall be deemed good and sufficient notice of the Confirmation Hearing, the time fixed for filing objections to the Second Amended Plan and the time within which holders of Claims may vote to accept or reject the Second Amended Plan and elect alternative distributions with respect thereto; and it is further

                   ORDERED that the Debtors are not required to mail Re-Solicitation Packages to any individual or entity at an address from which the Solicitation Package was returned by the United States Postal Service as undeliverable, unless the Debtors were provided with an accurate address by such individual or entity prior to January 31, 1997; and it is further

                   ORDERED that the Debtors be, and they hereby are, authorized and empowered to take such steps and perform such acts as may be necessary to implement and effectuate this Order; and it is further

                   ORDERED that the foregoing constitutes the findings of fact and conclusions of law of the Court pursuant to Federal Rule of Civil Procedure 52, as made applicable herein by Bankruptcy Rule 7052; and it further

                   ORDERED that the requirement of Local Bankruptcy Rule 9013-1(b) requiring the filing of a memorandum of law in support of the Motion is hereby waived.

         Dated:  New York, New York
                 February 4, 1997



                                       /s/ Tina L. Brozman
                                       ------------------------------
                                       United States Bankruptcy Judge




         CONSENTED TO:




          /s/ Chaim J. Fortgang
         ---------------------------
         CHAIM J. FORTGANG (CF 0895)
         A Member of the Firm

         WACHTELL, LIPTON, ROSEN & KATZ
         Attorneys for the Official
           Committee of Unsecured Creditors
           of The Leslie Fay Companies, Inc.
         51 West 52nd Street
         New York, New York  10019
         (212) 403-1000


                 Exhibits To Order Approving Disclosure Statement
                   and Establishing Procedures for Solicitation
                            and Tabulation of Votes:

         Exhibit A     Supplemental Disclosure Statement [Intentionally
                       Omitted]

         Exhibit B     Plan Modification [Intentionally Omitted]

         Exhibit C     Proposed Form of New Ballots [Intentionally
                       Omitted]

         Exhibit D     Notice of Hearing to Consider Confirmation of
                       Second Amended and Restated Plan of
                       Reorganization and Solicitation of Votes to Accept or Reject Plan of Reorganization and Elect
                       Distributions with Respect Thereto [Intentionally
                       Omitted]